Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Well Corporation of our report dated June 1, 2020, except for the effects of the stock split discussed in Note 25 to the consolidated financial statements, as to which the date is September 8, 2020, relating to the financial statements of American Well Corporation, which appears in American Well Corporation’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-248309).

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 18, 2020